CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 7, 2000 (except Strong Dow 30 Value Fund and Strong Value Fund, which reports are dated February 2, 2000), relating to the financial statements and financial highlights which appear in the December 31, 1999 Annual Reports to Shareholders of Strong Dow 30 Value Fund, Strong Enterprise Fund, Strong Growth Fund, Strong Growth 20 Fund, Strong Mid Cap Disciplined Fund, Strong Mid Cap Growth Fund, Strong Small Cap Value Fund, Strong Strategic Growth Fund, Strong U.S. Emerging Growth Fund and Strong Value Fund (ten of the portfolios constituting the Strong Equity Funds, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Milwaukee, Wisconsin
April 26, 2000

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